Exhibit 10.4

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

SECOND AMENDMENT TO SALES PROMOTION AND DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT, dated as of the effective date set forth in Section 2.01 below (this “Amendment”), by and among NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY, an Irish designated activity company (“Distributor”), with its registered office at Alexandra House, Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, D04 C7H2, Ireland, MSD INTERNATIONAL GMBH, a Swiss corporation (“MSD”), with offices at Weystrasse, 20, 6006 Lucerne, Switzerland, and, solely for purposes of Sections 7.1, 7.2 and 8.1.5 of the Agreement, MERCK SHARP & DOHME CORP., a New Jersey corporation (“Supplier”), with offices at 2000 Galloping Hill Road, Kenilworth, NJ 07033, USA, amends the Sales Promotion and Distribution Agreement by and among Distributor, MSD and, solely for purposes of Sections 7.1, 7.2 and 8.1.5 of the Agreement, Supplier, dated as of July 15, 2020 (the “Agreement”).

W I T N E S E T H:

WHEREAS, the Parties are party to the Agreement; pursuant to which, among other things, Distributor will Promote and Distribute the Products in the Territory; and

WHEREAS, the Parties desire to amend the Agreement in order to change the timing of deployment of sales representatives in the Territory and the supply prices;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.         Amendments to the Agreement

1.01     Amendment to Section 2.1.3.  Clause (iii) of Section 2.1.3 of the Agreement is hereby amended and restated to read as follows:

“… (iii) Distributor will deploy qualified, trained and experienced sales representatives in the Territory in accordance with the timeline set forth in the Territory Promotion Plan, which sales representatives shall be either employed by Distributor or engaged through its CSO in accordance with Section 2.5;…”

1.02     Amendment and Restatement of Schedule 1.83.  Schedule 1.83 of the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A to this Amendment.

1.03     Amendment and Restatement of Schedule 7.1.  Schedule 7.1 of the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B to this Amendment.

1.04     Amendment and Restatement of Section 8.1.5.  Section 8.1.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Prior to the Distribution Commencement Date MSD or its Affiliate shall [**].  Upon or promptly after the Distribution Commencement Date, if so requested by Distributor, MSD or its Affiliates shall grant Distributor a license to use the URL “sivextrocoupon.com” in connection with Distributor’s own coupon program; provided, however, that MSD and its Affiliates will not be required to provide Distributor with or permit Distributor to use the content, wire frames or other content of “sivextrocoupon.com” as that website existed when operated by MSD and its Affiliates.  The license granted herein shall expire at the end of the Term and Distributor shall take any and all actions reasonably requested by MSD at the end of the Term to transfer “sivextrocoupon.com” back to MSD and its Affiliates.  Notwithstanding any other provision in this Agreement to the contrary, MSD or its Affiliate shall be permitted, directly or through a Third Party vendor, to continue to redeem coupons for the Product that are 1) presented by consumers on or prior to the expiration date printed on the coupon or 2) administered by [**] through its e-Voucher program for consumers who fill a prescription for Product on or before [**].  Distributor may, but shall not be required to, establish and manage at its own cost a coupon program for the Products provided: (a) such coupon program is applicable only to Products labelled with Distributor’s NDC numbers; and (b) Distributor, represents, warrants, and covenants, that it shall comply with all Laws in structuring, administering, implementing and Promoting any coupon program for Products.  MSD may assist in know-how of its current coupon practices including introducing Distributor to a Third Party vendor.”

2.         Miscellaneous

2.01     Effective Date.  This Amendment shall be effective as of April 12, 2021.

2.02     Effect of Amendment; Joinder.  Except as expressly changed by this Amendment, the Agreement shall remain in full force and effect in accordance with its stated terms.

2.03     Governing Law.  This Amendment shall be construed and governed under and in accordance with the laws of the State of New Jersey, without giving effect to the principle of conflict of laws thereof.

2.04     Headings.  All headings in this Amendment are for convenience only and do not affect the meaning of any provision.

2.05     Counterparts.  This Amendment may be executed two or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.  In addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.  In addition, the Parties may execute this Amendment electronically using digital signatures.

2.06     Definitions. All capitalized terms used but not defined in this Amendment shall have the respective definitions assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their duly authorized representatives as of the effective date set forth in Section 2.01.

MSD INTERNATIONAL GMBH		NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY

By:	/s/ Carlos Fernandez	By:	/s/ Dan Dolan
	Name: Carlos Fernandez		Name: Dan Dolan
	Title: Director		Title: Director

MERCK SHARP & DOHME CORP.

By:	/s/ Riad El-Dada
Name: Riad El-Dada
Title: President, U.S. Human Market

Exhibit B Amended and Restated Schedule 7.1 to Sales Promotion and Distribution Agreement

Supply Prices

Supply price for Product (the “Supply Price”) shall be as set forth on or determined from this Schedule 7.1.

Initial Supply Price, Other Than Samples:

The Supply Price from MSD’s availability of Product through March 31, 2022 is set forth in the following table:

Product Format:	Supply Price:
Tablet Blister Product	$[**] per Tablet Blister Product (6-count package equivalent)
Tablet Bottle Product	$[**] per Tablet Bottle Product (30-count package equivalent)
Injection Product	$[**] per Injection Product

Follow-on Supply Price Calculation, Other Than Samples:

The Supply Price after March 31, 2022, including any subsequent Extension Terms, shall be determined as follows:

Tier 1

•     For the total of Tablet Blister Product and Tablet Bottle Product sold in each Calendar Year from one tablet up to and including [**] tablets (prorated to [**] tablets for the balance of Calendar Year 2022 after March 31, 2022), the Supply Price shall be $[**] per Tablet Blister Product and $[**] per Tablet Bottle Product. For purpose of clarity, [**] tablets packaged in blister packs equal [**] Tablet Blister Product units and [**] tablets packaged in bottles equal [**] Tablet Bottle Product units.

•     For Injection Product sold in each Calendar Year from one single-dose vial up to and including [**] single-dose vials (prorated to [**] single-dose vials for the balance of Calendar Year 2022 after March 31, 2022), the Supply Price shall be $[**] per Injection Product.

Tier 2

•     For the total of Tablet Blister Product and Tablet Bottle Product sold in each Calendar Year in excess of [**] tablets (prorated to [**] tablets for the balance of Calendar Year 2022 after March 31, 2022), the Supply Price shall be $[**] per Tablet Blister Product and $[**] per Tablet Bottle Product.

•     For Injection Product sold in each Calendar Year in excess of [**] single-dose vials (prorated to [**] single-dose vials for the balance of Calendar Year 2022 after March 31, 2022), the Supply Price shall be $[**] per Injection Product.

The Supply Price in either Supply Price Tier may be adjusted by MSD for each Calendar Year thereafter during the Term based upon [**].

Supply Price for Samples

[**].